Seasons Series Trust Exhibit 77Q1(a)
Amended and Restated Establishment and Designation of Series dated July 13, 2015. Incorporated by reference to Post-Effective Amendment No. 41 to the Registrant's
Registration Statement on Form N-1A (File No. 333-
08653) filed on July 17, 2015 (SEC Accession No.
0001193125-15-256108).
Seasons Series Trust Exhibit 77Q1(b)
The Board of Trustees of the Registrant approved a change in the Focus Growth Portfolio's name to the "SA Columbia Focused Growth Portfolio," along with certain changes to the Portfolio's principal investment strategies, which became effective on July 29, 2015.
Post-Effective Amendment No. 41 to the Registrant's
Registration Statement on Form N-1A (File No. 333-
08653) filed on July 17, 2015, describing these changes, was filed pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated by reference (SEC Accession No. 0001193125-15-
256108).
The Board of Trustees of the Registrant approved a change in the Focus Value Portfolio's name to the "SA
Columbia Focused Value Portfolio," along with certain changes to the Portfolio's principal investment strategies, which became effective on July 29, 2015.
Post-Effective Amendment No. 41 to the Registrant's
Registration Statement on Form N-1A (File No. 333-
08653) filed on July 17, 2015, describing these changes, was filed pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated by reference (SEC Accession No. 0001193125-15-
256108).
Seasons Series Trust Exhibit 77Q1(e)
Subadvisory Agreement between SunAmerica Asset
Management, LLC and Columbia Management
Investment Advisers, LLC. Incorporated by reference to
Post-Effective Amendment No. 41 to the Registrant's
Registration Statement on Form N-1A (File No. 333-
08653) filed on July 17, 2015 (SEC Accession No.
0001193125-15-256108).